Exhibit 99.1

VYNE Reports 2023 Fourth Quarter and Year-End Financial Results and Provides Business Update

•	2023 was a transformative year for VYNE, marked by the achievement of clinical proof-of-concept for VYN201 in vitiligo and a successful financing with a syndicate of leading institutional investors
•	Anticipate commencing a Phase 2b trial for VYN201 and a Phase 1a trial for VYN202 in Q2 2024
•	Ended 2023 with $93.3 million of cash, cash equivalents, restricted cash and marketable securities, providing runway through the end of 2025 and multiple expected clinical milestones

BRIDGEWATER, N.J., February 29, 2024 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results for the fourth quarter and year ended December 31, 2023 and provided a business update.

“We have entered 2024 with positive momentum, following an exciting year highlighted by our clinical proof-of-concept data for VYN201 and a successful financing with leading healthcare institutional investors,” said David Domzalski, President and CEO of VYNE. “We have made excellent progress with our VYN201 program and remain on track to initiate a Phase 2b trial in nonsegmental vitiligo next quarter. In addition, we expect to submit supplemental nonclinical information to the FDA in the coming weeks in support of our IND for VYN202, and assuming clearance by the FDA, we expect to commence our Phase 1a SAD/MAD trial next quarter as well. We look forward to providing updates on our programs over the coming months."

Recent Pipeline Updates

VYN201, a locally-administered pan-BD BET inhibitor:

•	Selected formulation for Phase 2b trial – Following extensive testing, VYNE plans to evaluate VYN201 in a once-daily gel formulation for the upcoming Phase 2b trial in patients with nonsegmental vitiligo. The Company believes the gel formulation may provide additional clinical benefits based on improved dermal penetration properties compared to the ointment that was evaluated in the Phase 1b trial.
•	Engaged experienced contract research organization (“CRO”) – VYNE has engaged a CRO with extensive experience conducting Phase 2 and Phase 3 vitiligo trials for its upcoming Phase 2b trial. Trial startup activities are ongoing with patient enrollment expected to begin in the second quarter of 2024. Top line results from the 24-week double-blind portion of the Phase 2b trial are anticipated in mid-2025.
•	Submitted Phase 2b trial design to FDA – The Phase 2b trial is anticipated to be a 24-week randomized, double-blind, vehicle-controlled trial with a separate active treatment extension phase to 52 weeks. Pending the U.S. Food and Drug Administration's (“FDA”) acceptance of the protocol, the trial will evaluate three or four arms (including vehicle) of once-daily treatment with VYN201 gel, with each arm enrolling between 40 and 50 patients with active or stable nonsegmental vitiligo. The primary efficacy endpoint of the trial will be an evaluation of the proportion of subjects achieving FVASI50 at week 24 compared to vehicle.
•	Announced positive biomarker data from Phase 1b trial – Earlier this year, VYNE announced that exploratory data for the 1.0% and 2.0% cohorts from the Phase 1b trial showed that VYN201 treatment demonstrated biological activity and a positive effect on certain key biomarkers relevant to vitiligo disease severity and progression. This data supports VYN201’s rapid onset of action and previously announced positive clinical results.

VYN202, an oral small molecule BD2-selective BET inhibitor:

•	Completed additional nonclinical study in support of IND – VYNE submitted an Investigational New Drug application ("IND") for VYN202 to the FDA in December 2023. Before commencing a Phase 1a clinical trial, the FDA requested data from an additional nonclinical study. VYNE recently completed this study and achieved preliminary results consistent with its expectations at the outset of the study. This additional study evaluated doses of VYN202 within the expected clinical therapeutic window of the BET target. Consistent with previous nonclinical studies for VYN202, there were no apparent off-target toxicities observed. VYNE plans to submit the requested nonclinical information to the FDA by the end of the first quarter of 2024.

•	Phase 1a trial expected to start in Q2 – Assuming the IND is cleared by the FDA, VYNE expects to initiate its Phase 1a single ascending dose/multiple ascending dose (SAD/MAD) trial in healthy volunteers in the second quarter of 2024, with top line results from the trial anticipated in the second half of 2024. If the Phase 1a portion of the trial is successfully completed, VYNE plans to initiate Phase 1b trials in subjects with moderate-to-severe plaque psoriasis and moderate-to-severe adult-onset rheumatoid arthritis, with top line results anticipated in the second half of 2025.
•	Trial startup activities substantially complete – VYNE has engaged a CRO for its Phase 1a trial and has completed the manufacturing of VYN202 capsules.

Upcoming Congress and Conference Participation

•	Global Vitiligo Foundation Annual Scientific Symposium - Dr. Iain Stuart, Chief Scientific Officer of VYNE, will present data from the Phase 1b trial for VYN201 in nonsegmental vitiligo at the Foundation’s annual symposium held on March 7, 2024 in San Diego.
•	Investor Conferences - VYNE will be participating in the upcoming TD Cowen 44th Annual Health Care Conference, taking place in Boston on March 4-6, 2024, as well as the H.C. Wainwright 2nd Annual Autoimmune and Inflammatory Disease Conference being held virtually on March 28, 2024.

Financial Performance	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Loss from continuing operations (GAAP)	$(6,152)	$(7,761)	$(27,872)	$(33,945)
Adjusted loss from continuing operations (non-GAAP)*	$(5,442)	$(6,694)	$(24,567)	$(29,296)
Net loss (GAAP)	$(6,188)	$(9,945)	$(28,452)	$(23,210)
Adjusted net loss (non-GAAP)*	$(5,478)	$(8,878)	$(25,147)	$(18,913)

*See “Non-GAAP Financial Measures” elsewhere in this earnings release.

Liquidity and Capital Resources

As of December 31, 2023, VYNE had cash, cash equivalents, restricted cash and marketable securities of $93.3 million. VYNE believes its cash, cash equivalents, restricted cash and marketable securities as of December 31, 2023 will be sufficient to fund its operations through the end of 2025. See Note 1 to VYNE’s audited consolidated financial statements included in VYNE’s Annual Report on Form 10-K for additional discussion on liquidity and capital resources.

Financial Results for the Year Ended December 31, 2023

Revenues. Revenues for the year ended December 31, 2023 totaled $0.4 million compared to $0.5 million for the year ended December 31, 2022, consisting of royalty revenue from sales of Finacea foam by LEO Pharma, to whom VYNE previously licensed the rights to that product.

Research and development expenses. VYNE’s research and development expenses for the year ended December 31, 2023 were $16.3 million, representing a decrease of $2.1 million, or 11.3%, as compared to $18.4 million for the year ended December 31, 2022. The decrease was primarily due to lower employee-related expenses of $3.8 million and decreased spending for FMX114 and VYN201 of $2.7 million and $2.2 million, respectively. The decrease was partially offset by increased expenses for VYN202 of $6.7 million, including $4.0 million paid in connection with entering into a license agreement with Tay Therapeutics for VYN202.

General and administrative expenses. VYNE’s general and administrative expenses for the year ended December 31, 2023 were $13.4 million, representing a decrease of $3.0 million, or 18.4%, compared to $16.4 million for the year ended December 31, 2022. The decrease was primarily driven by lower rent and corporate insurance costs of $1.6 million and decreased consulting and professional fees of $1.1 million.

Net loss. Net loss and net loss per share for the year ended December 31, 2023 was $28.5 million and $2.78, respectively, compared to a net loss and net loss per share of $23.2 million and $7.28 for the comparable period in 2022, respectively. Net loss for 2023 included a $0.6 million loss from discontinued operations, net of income taxes, and net loss for 2022 included income of $10.7 million from discontinued operations, net of income taxes.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding VYNE’s plans, regulatory approvals, development timelines for VYN201 and VYN202, VYNE’s InhiBET™ platform, VYNE’s projected cash runway through the end of 2025, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of the commencement of future non-clinical studies and clinical trials; VYNE’s ability to enroll patients and successfully progress, complete, and receive favorable results in clinical trials for its product candidates; VYNE’s ability to comply with various regulations applicable to its business; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and potential volatility in VYNE’s stock price that may result in rapid and substantial increases or decreases in the stock price that may or may not be related to VYNE’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

(Unaudited)

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$30,620	$30,908
Restricted cash	54	67
Investment in marketable securities	62,633	—
Amount due from sale of MST Franchise	—	5,000
Prepaid and other current assets	2,656	2,300
Total Current Assets	95,963	38,275
Non-current Assets:
Operating lease right-of-use assets	207	—
Non-current prepaid expenses and other assets	1,515	2,483
Total Non-current Assets	1,722	2,483

Total Assets	$97,685	$40,758

Liabilities, Mezzanine Equity and Shareholders’ Equity

Current Liabilities:
Trade payables	$1,659	$2,386
Accrued expenses	4,119	4,381
Employee-related obligations	1,645	2,372
Liability for employee severance benefits	—	206
Operating lease liabilities	115	—
Total Current Liabilities	7,538	9,345

Long-term Liabilities:
Non-current operating lease liabilities	99	—
Other liabilities	1,313	—
Total Long-term Liabilities	1,412	—
Total Liabilities	8,950	9,345

Commitments and Contingencies

Mezzanine Equity:
Convertible Preferred Stock: $0.0001 par value; 20,000,000 shares authorized at December 31, 2023 and December 31, 2022; Series A Preferred Stock: 0 and 3,000 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	211

Shareholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at December 31, 2023 and December 31, 2022, respectively; no shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock: $0.0001 par value; 150,000,000 shares authorized at December 31, 2023 and December 31, 2022; 14,098,888 and 3,229,704 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1	—
Additional paid-in capital	780,044	693,937
Accumulated other comprehensive income	26	—
Accumulated deficit	(691,336)	(662,735)
Total Shareholders' Equity	88,735	31,202
Total Liabilities, Mezzanine Equity and Shareholders’ Equity	$97,685	$40,758

VYNE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues
Royalty revenues	$76	$6	$424	$477
Total Revenues	76	6	424	477

Operating Expenses:
Research and development	3,023	4,279	16,307	18,385
General and administrative	3,885	3,711	13,375	16,387
Total Operating Expenses	6,908	7,990	29,682	34,772
Operating Loss	(6,832)	(7,984)	(29,258)	(34,295)
Other income, net	680	236	1,386	363
Loss from continuing operations before income taxes	(6,152)	(7,748)	(27,872)	(33,932)
Income tax expense	—	13	—	13
Loss from continuing operations	(6,152)	$(7,761)	(27,872)	(33,945)
(Loss) income from discontinued operations, net of income taxes	(36)	(2,184)	(580)	10,735
Net Loss	$(6,188)	$(9,945)	$(28,452)	$(23,210)

Loss per share from continuing operations, basic and diluted	$(0.20)	$(2.60)	$(2.72)	$(10.65)
(Loss) income per share from discontinued operations, basic and diluted	$—	$(0.73)	$(0.06)	$3.37
Loss per share, basic and diluted	$(0.20)	$(3.33)	$(2.78)	$(7.28)

Weighted average shares outstanding - basic and diluted	31,050	2,985	10,273	3,186

Non-GAAP Financial Measures

In evaluating the operating performance of its business, VYNE’s management considers adjusted net loss, adjusted net loss per share, adjusted loss from continuing operations, adjusted total operating expenses (including adjusted research and development expense and adjusted general and administrative expense), adjusted operating loss and adjusted loss per share from continuing operations. These non-GAAP financial measures exclude stock-based compensation charges that are required by GAAP. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business by excluding the effect of certain non-cash expenses and items that VYNE believes may not be indicative of its operating performance, because they are either unusual and VYNE does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the period-to-period results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three months and years ended December 31, 2023 and 2022. Some amounts in the tables below may not add due to rounding.

The following tables provide detailed reconciliations of measures presented in this press release and other income statement data between GAAP and non-GAAP amounts for the three months and years ended December 31, 2023 and 2022:

Reconciliation of net loss to adjusted net loss and net loss per share to adjusted net loss per share:

	Three Months Ended December 31,		Year ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss (GAAP)	$(6,188)	$(9,945)	$(28,452)	$(23,210)
Add-back: stock-based compensation expense	710	1,067	3,305	4,297
Adjusted net loss (non-GAAP)	$(5,478)	$(8,878)	$(25,147)	$(18,913)

Net loss per share, basic and diluted (GAAP)	$(0.20)	$(3.33)	$(2.78)	$(7.28)
Add-back: stock-based compensation expense	0.02	0.36	0.32	1.35
Adjusted net loss per share, basic and diluted (non-GAAP)	$(0.18)	$(2.97)	$(2.45)	$(5.93)
Weighted average number of shares outstanding, basic and diluted	31,050	2,985	10,273	3,186

Reconciliation of loss from continuing operations to adjusted loss from continuing operations; research and development expense to adjusted research and development expense; general and administrative expense to adjusted general and administrative expense; total operating expenses to adjusted total operating expenses; operating loss to adjusted operating loss; and loss per share from continuing operations to adjusted loss per share from continuing operations:

	Three Months Ended December 31,		Year ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Loss from continuing operations (GAAP)	$(6,152)	$(7,761)	$(27,872)	$(33,945)
Add-back: stock-based compensation expense	710	1,067	3,305	4,649
Adjusted loss from continuing operations (non-GAAP)	$(5,442)	$(6,694)	$(24,567)	$(29,296)

Research and development expense (GAAP)	$3,023	$4,279	$16,307	$18,385
Less: stock-based compensation expense	(135)	(253)	(534)	(1,230)
Adjusted research and development expense (non-GAAP)	$2,888	$4,026	$15,773	$17,155

General and administrative expense (GAAP)	$3,885	$3,711	$13,375	$16,387
Less: stock-based compensation expense	(575)	(814)	(2,771)	(3,419)
Adjusted general and administrative expense (non-GAAP)	$3,310	$2,897	$10,604	$12,968

Total operating expenses (GAAP)	$6,908	$7,990	$29,682	$34,772
Less: stock-based compensation expense	(710)	(1,067)	(3,305)	(4,649)
Adjusted total operating expenses (non-GAAP)	$6,198	$6,923	$26,377	$30,123

Operating loss (GAAP)	$(6,832)	$(7,984)	$(29,258)	$(34,295)
Add back: stock-based compensation expense	710	1,067	3,305	4,649
Adjusted operating loss (non-GAAP)	$(6,122)	$(6,917)	$(25,953)	$(29,646)

Loss per share from continuing operations, basic and diluted (GAAP)	$(0.20)	$(2.60)	$(2.72)	$(10.65)
Add back: stock-based compensation expense	0.02	0.36	0.32	1.46
Adjusted loss per share from continuing operations, basic and diluted (non-GAAP)	$(0.18)	$(2.24)	$(2.40)	$(9.19)
Weighted average number of shares outstanding - basic and diluted	31,050	2,985	10,273	3,186